EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-89072, 333-125484, 333-189437, 333-221177, 333-222358, and 333-255976) on Form S-8 of Independent Bank Corporation of our report dated March 7, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Independent Bank Corporation for the year ended December 31, 2024.

    /s/ Crowe LLP

South Bend, Indiana
March 7, 2025